UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 20, 2015

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York		10017
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 20, 2015, the Board of Directors of JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) directed management to prepare for the Board’s consideration at its next regularly scheduled meeting an amendment to the Firm’s by-laws that would give shareholders the right to place their director nominees in the Firm’s proxy statement based on a “3/3/20/20” structure. Under this structure, the proxy access by-law amendment would permit shareholders to nominate up to 20% of the Board (but in any event at least two directors) and include a shareholder ownership threshold requirement of 3% for at least 3 consecutive years. In addition, the amendment would allow up to 20 shareholders to form a group to reach the required threshold. In requesting a by-law taking this approach, the Board considered a variety of views on proxy access, including those gained through the Firm’s extensive discussions with shareholders on the topic.
In addition, the Board adopted a Clawback Disclosure Policy under which the Firm would disclose whether it has recouped any incentive compensation from senior executives. Effective immediately, the policy states:
“In the event the Firm applies the recovery remedies available under the terms and conditions of equity awards or the bonus recoupment policy to any current senior executives or former senior executives (for compensation awarded to them in such role) to claw back incentive compensation (whether by cancellation, demand for repayment or otherwise), the Firm intends to disclose such action in the annual proxy statement so long as the underlying event has already been publicly disclosed in the Firm’s filings with the SEC or through a Firm press release or similar public communication. If no amount is so clawed-back in any year, the Firm also intends to disclose that fact. The Firm may limit the disclosure contemplated by the foregoing if it could reasonably be expected to result in, or exacerbate, any existing or threatened regulatory action or employee, shareholder or other litigation, arbitration or proceeding against the Firm or violate any applicable privacy requirements. For purposes of this policy, the term “senior executive” shall mean a member of the Firm’s Operating Committee and the Controller - which as a group constitute our Section 16 officers. The foregoing is also subject to change in the event final rules or regulations related to clawback disclosure are promulgated by the Securities and Exchange Commission, the Federal Reserve Board or any other applicable regulatory body.”
The Firm’s new Clawback Disclosure Policy was guided by feedback from shareholders on the topic.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Anthony J. Horan
Anthony J. Horan
Corporate Secretary

Dated:	October 26, 2015

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